Exhibit 99.1

Fulcrum Therapeutics® Appoints Sonja L. Banks to its Board of Directors

CAMBRIDGE, Mass., November 17, 2021 – Fulcrum Therapeutics, Inc. (Nasdaq: FULC), a clinical-stage biopharmaceutical company focused on improving the lives of patients with genetically defined rare diseases, today announced the appointment of Sonja L. Banks to the company’s board of directors, effective December 8. Ms. Banks is currently the chief executive officer of the International Dyslexia Association and was formerly president of the Sickle Cell Disease Association of America (SCDAA). She brings nearly 25 years of experience in patient advocacy, community outreach and non-profit leadership, and she is deeply respected for her grassroots work in the rare disease and sickle cell disease communities.

“We are thrilled to have Sonja join our board of directors,” said Bryan Stuart, president and chief executive officer. “She has an impressive track record in advocating for patients and strengthening communities through coalition building and civic engagement. Her unwavering commitment to patients aligns perfectly with our mission and our values, and her expertise and insights will be of tremendous value to Fulcrum as we advance our lead programs for people with sickle cell disease, select other hemoglobinopathies, and FSHD.”

“I am excited to join Fulcrum’s board of directors,” said Ms. Banks. “I look forward to working with the board and the leadership team toward our common goal of developing much-needed new medicines that dramatically improve the lives of people with rare genetic diseases.”

Ms. Banks is currently the chief executive officer of the International Dyslexia Association. Prior to that, she served in various leadership roles at the SCDAA, including as a senior advisor, president, and chief operating officer. In her time at SCDAA, she played a key role in advocacy efforts to designate sickle cell disease as a national priority, and spearheaded grassroots efforts to secure the reauthorization of the Sickle Cell Treatment Act to continue federally funded programs for the prevention and treatment of sickle cell disease. She also oversaw the National Sickle Cell Newborn Screening Program and helped pioneer programs to improve patient outcomes, including a patient-empowered registry and certification programs for community health workers. Prior to joining the SCDAA, Ms. Banks was a director of community service and outreach at the St. Vincent’s Health System in Alabama and held key leadership roles at the United Negro College Fund and the United Way of Central Alabama. Ms. Banks has previously served on the National Heart, Lung, and Blood Institute’s Sickle Cell Disease Advisory Committee, Community Health Charities Board, and the American Society of Hematology’s Sickle Cell Disease Coalition. She is currently the first vice chairman for the 6:52 Aids Project Foundation.

Ms. Banks earned a B.A. in Political Science from the University of Alabama and an M.P.A. in Public Administration & Business from Jacksonville State University.

About Fulcrum Therapeutics

Fulcrum Therapeutics is a clinical-stage biopharmaceutical company focused on improving the lives of patients with genetically defined rare diseases in areas of high unmet medical need. Fulcrum’s proprietary product engine, FulcrumSeek™, identifies drug targets which can modulate gene expression to treat the known root cause of gene mis-expression. The company has advanced losmapimod to Phase 2 clinical development for the treatment of facioscapulohumeral muscular dystrophy (FSHD). Fulcrum has also advanced FTX-6058, a small molecule designed to increase expression of fetal hemoglobin for the treatment of sickle cell disease and beta-thalassemia into Phase 1 clinical development.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding the therapeutic potential of Fulcrum’s product candidates. All statements, other than statements of historical facts, contained in this press release, including statements regarding the Company’s strategy, future operations, future financial position, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with Fulcrum’s ability to obtain and maintain necessary approvals from the FDA and other regulatory authorities; continue to advance its product candidates in clinical trials; initiate and enroll clinical trials on the timeline expected or at all; correctly estimate the potential patient population and/or market for the Company’s product candidates; replicate in clinical trials positive results found in preclinical studies and/or earlier-stage clinical trials of losmapimod, FTX-6058 and its other product candidates; advance the development of its product candidates under the timelines it anticipates in current and future clinical trials; obtain, maintain or protect intellectual property rights related to its product candidates; manage expenses; and raise the substantial additional capital needed to achieve its business objectives. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

Please visit www.fulcrumtx.com.

Contacts:

Investors:

Christi Waarich

Director, Investor Relations

and Corporate Communications

617-651-8664

cwaarich@fulcrumtx.com

Stephanie Ascher

Stern Investor Relations, Inc.

stephanie.ascher@sternir.com

212-362-1200

Media:

Kaitlin Gallagher

Berry & Company Public Relations

kgallagher@berrypr.com

212-253-8881